Contact: Michael Kirshbaum The Advisory Board Company

Chief Financial Officer	2445 M Street, N.W.	202.266.5876	Washington, D.C. 20037	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL YEAR 2009 THIRD QUARTER RESULTS

Company Reports Quarterly Revenue of $59.3 million, Earnings per Diluted Share of $0.37 and Contract Value of $230.9 million; Announces New Program Launch

WASHINGTON, D.C. — (February 9, 2009) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the third quarter of its fiscal year ending March 31, 2009. Revenue for the quarter increased 6% to $59.3 million, from $55.9 million in the third quarter of fiscal 2008. Net income was $5.8 million, or $0.37 per diluted share, compared to $7.9 million, or $0.42 per diluted share, for the same period a year ago. Contract value grew 2.4% to $230.9 million as of December 31, 2008, up from $225.4 million as of December 31, 2007.

For the nine months ended December 31, 2008, revenue increased 8% to $174.2 million, from $161.0 million for the nine months ended December 31, 2007. Net income for the nine months ended December 31, 2008 was $17.6 million, or $1.04 per diluted share, compared to $23.5 million, or $1.25 per diluted share, for the same period a year ago.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We are pleased that we met our revenue and earnings per diluted share guidance despite a deteriorating economic environment for our membership base across last year. That said, with our members under budget pressure due to rapid shifts in their revenue mix, increasing patient bad debt, and their restricted access to capital, our contract value growth was lower than we had hoped, as is our accompanying outlook for 2009. Given the current environment, we have taken aggressive measures to reduce costs in all areas of the business while at the same time carefully scrutinizing each investment and new program resource decision. We are extremely focused on our comprehensive response plan, including optimizing the performance of our sales force, developing mission-critical new programs that provide large, rapid returns around the key pain points of the membership, and ensuring that our research and services are highly tailored to best practices for managing in an economic downturn.”

Mr. Musslewhite added, “To that end, I am pleased today to announce the launch of the University Business Executive Program, a renewable membership program that provides best practice research, peer networking, and tools to help university CFOs better manage university finance operations, allocate capital, and measure and improve performance. We have seen tremendous response from university business executives who are very enthusiastic about our agenda to address their top concerns: reconciling the university financing gap, enfranchising academic leaders in business transformation, hardwiring cost discipline, and making difficult capital allocation choices. As always, we have established a strong charter membership for the program, including Georgetown University, University of Colorado-Boulder, Brown University, Indiana University, Cornell University, California Institute of Technology and Texas Tech University. The group has provided valuable input regarding both the urgent needs of this constituency and the optimal research agenda and services to meet them.”

Mr. Musslewhite concluded, “Delivering high-quality, high-impact work in this new program and across our portfolio is our top priority. We believe that strong execution on our comprehensive response plan, as well as key investments in the technology platform for our analytical tools programs, new program development, and the sales and marketing organization will position The Advisory Board Company extremely well for future growth and scale as the economic environment for our members improves. Given our strong balance sheet, expanding addressable market, committed talent base, and unique business model which generates strong cash flow, we continue to be very confident in the long term potential of the business.”

Share Repurchase

During the three months ended December 31, 2008, the Company repurchased 512,152 shares of its common stock at a total cost of approximately $13.2 million. To date, the Company has repurchased 6,912,597 shares of its common stock at a total cost of approximately $299.0 million.

Outlook for Calendar Year 2009

For calendar year 2009, we anticipate revenue to be relatively flat when compared to calendar year 2008.  Our growth rate could be a few points above or below that number, but it is difficult to provide greater precision given the higher level of uncertainty in the current environment. We expect EBITDA in a range of approximately $27 million to $33 million, and earnings per diluted share of approximately $0.90 to $1.20. We expect revenue to be evenly distributed to slightly back-weighted on the year, and EBITDA and Earnings per diluted share to be fairly evenly distributed across the year.  For fiscal year 2010, we expect an effective tax rate of approximately 31.5% to 33.5%.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure provided as a complement to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings before interest income, income taxes, and depreciation and amortization. This non-GAAP measure may be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results. Furthermore, we intend to continue to provide this non-GAAP financial measure as part of our future earnings discussions and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. We believe that EBITDA is relevant and useful information for our investors. We use this non-GAAP financial measure for internal budgeting and other managerial purposes because it enables the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes affecting variables arising from applicable tax rates, variability in interest income and periodic costs of certain capitalized tangible and intangible assets.

There are limitations associated with EBITDA, including that EBITDA does not reflect all changes in applicable tax rates or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business. Management compensates for these aspects and limitations of EBITDA by evaluating the costs of such tangible and intangible assets through other financial measures such as evaluating capital expenditures, and by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization, and Net Income, which includes income taxes, interest income and depreciation and amortization.

Web and Conference Call Information

The Company will hold an investor conference call to discuss its third quarter performance this evening, February 9, 2009, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com in the section titled “Investor Relations” found under the tab “The Firm.” To participate by telephone, the dial-in number is 866.272.9941 and the access code is 84565510. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. Monday, February 9, until 8:00 p.m. Monday, February 16, 2009.

About The Advisory Board Company

The Advisory Board Company provides best practices research, analysis, executive education and leadership development, decision support tools and installation support services primarily to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete programs to a membership of more than 2,700 organizations, including leading hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, universities and other education institutions. Members of each program are typically charged a fixed annual fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, decision support tools, and web-based access to the program’s content database.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of February 9, 2009, the date of this news release, as well as the Company’s current projections, forecasts and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership-based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, the impact on our financials associated with some of our newer programs that are more dependent upon technology, share-based compensation expense under SFAS No. 123R including the effect of the amount, type and timing of future stock-based compensation grants, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com in the “Investor Relations” section and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the fiscal quarter ended December 31, 2008 filed with the SEC on February 9, 2009.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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	THE ADVISORY BOARD COMPANY
	UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
	AND OTHER OPERATING STATISTICS
	(In thousands, except per share data)
	Three Months Ended		Selected	Nine Months Ended		Selected
	December 31,		Growth	December 31,		Growth
	2008	2007	Rates	2008	2007	Rates
Statements of Income
Revenue	$59,315	$55,912	6.1%	$174,157	$161,045	8.1%

Cost of services (1)	29,743	26,107		87,290	74,775
Member relations and marketing (1)	13,532	11,869		38,988	33,654
General and administrative (1)	6,841	6,754		20,950	19,457
Depreciation and amortization	1,438	948		3,848	2,598
Income from operations	7,761	10,234	-24.2%	23,081	30,561	-24.5%
Interest income and other	774	1,629		2,926	4,720
Income before provision for income taxes	8,535	11,863		26,007	35,281
Provision for income taxes	(2,705)	(3,951)		(8,444)	(11,752)
Net income	$5,830	$7,912	-26.3%	$17,563	$23,529	-25.4%

Earnings per share
Basic	$0.37	$0.44		$1.05	$1.30
Diluted	$0.37	$0.42	-11.9%	$1.04	$1.25	-16.8%
Weighted average common shares outstanding
Basic	15,889	18,090		16,724	18,097
Diluted	15,911	18,871		16,870	18,825
Contract Value (at end of period)	$230,925	$225,429	2.4%
Percentages of Revenue
Cost of services (1)	50.1%	46.7%		50.1%	46.4%
Member relations and marketing (1)	22.8%	21.2%		22.4%	20.9%
General and administrative (1)	11.5%	12.1%		12.0%	12.1%
Depreciation and amortization	2.4%	1.7%		2.2%	1.6%
Income from operations	13.1%	18.3%		13.3%	19.0%
Net income	9.8%	14.2%		10.1%	14.6%

(1)	Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R), which provides the accounting rules for share-based compensation. During the three and nine months ended December 31, 2008, the Company recognized approximately $1.2 million and $3.3 million in cost of services, approximately $0.6 million and $1.8 million in member relations and marketing, and approximately $1.5 million and $4.5 million in general and administrative expense for share-based compensation related to the adoption of SFAS No. 123R and in employer taxes associated with the exercise of employee stock options and the vesting of restricted stock units. During the three and nine months ended December 31, 2007, the Company recognized approximately $1.5 million and $3.9 million in cost of services, approximately $0.7 million and $2.2 million in member relations and marketing, and approximately $1.5 million and $4.7 million in general and administrative expense for share-based compensation related to the adoption of SFAS No. 123R and in employer taxes associated with the exercise of employee stock options and the vesting of restricted stock units. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	March 31,
	2008	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,149	$17,907
Marketable securities	7,537	8,085
Membership fees receivable, net	127,349	81,538
Prepaid expenses and other current assets	3,269	3,860
Deferred income taxes, net	3,686	12,730
Total current assets	166,990	124,120
Property and equipment, net	34,571	22,897
Intangible assets, net	4,463	1,248
Goodwill	24,418	5,426
Deferred incentive compensation and other charges	26,466	22,208
Deferred income taxes, net of current portion	7,847	5,142
Marketable securities	58,235	124,073
Total assets	$322,990	$305,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$159,148	$134,465
Accounts payable and accrued liabilities	29,700	26,994
Accrued incentive compensation	9,271	10,032
Total current liabilities	198,119	171,491
Long-term deferred revenues	23,144	9,682
Other long-term liabilities	3,725	1,412
Total liabilities	224,988	182,585

Stockholders’ equity:
Common stock	217	215
Additional paid-in capital	232,149	217,170
Retained earnings	130,587	113,024
Accumulated elements of comprehensive income	960	1,540
Treasury stock	(265,911)	(209,420)
Total stockholders’ equity	98,002	122,529

Total liabilities and stockholders’ equity	$322,990	$305,114

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Nine Months Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$17,563	$23,529
Adjustments to reconcile net income to net cash provided by
operating activities :
Depreciation and amortization	3,848	2,598
Amortization of intangible assets	712	188
Deferred income taxes	2,927	11,032
Excess tax benefits from stock-based awards	(291)	(5,377)
Stock-based compensation expense	9,652	10,443
Amortization of marketable securities premiums	524	716
Changes in operating assets and liabilities:
Member fees receivable	(36,095)	(35,642)
Prepaid expenses and other current assets	608	(654)
Deferred incentive compensation and other charges	(4,258)	(8,970)
Deferred revenues	34,224	35,289
Accounts payable and accrued liabilities	(859)	5,890
Accrued incentive compensation	(761)	(539)
Other long-term liabilities	2,313	141

Net cash flows provided by operating activities	30,107	38,644

Cash flows from investing activities:
Purchases of property and equipment	(12,633)	(6,151)
Capitalized external use software development costs	(728)	(294)
Cash paid for acquisition, net of cash acquired	(18,592)	—
Redemption of marketable securities	78,054	31,605
Purchases of marketable securities	(13,079)	(26,345)
Net cash flows provided by / (used in) investing activities	33,022	(1,185)

Cash flows from financing activities:
Proceeds from issuance of common stock from exercise of stock options	421	12,770
Withholding of shares to satisfy minimum employee tax withholding	(390)	(266)
Proceeds from issuance of common stock under employee stock purchase plan	282	331
Excess tax benefits from stock-based awards	291	5,377
Purchases of treasury stock	(56,491)	(39,798)
Net cash flows used in financing activities	(55,887)	(21,586)

Net increase in cash and cash equivalents	7,242	15,873
Cash and cash equivalents, beginning of period	17,907	13,195
Cash and cash equivalents, end of period	$25,149	$29,068